FROZEN FOOD EXPRESS INDUSTRIES, INC.
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held May 8, 2002


TO THE SHAREHOLDERS OF
FROZEN FOOD EXPRESS INDUSTRIES, INC.:

	Notice is hereby given that the Annual Meeting of Shareholders (the "Annual
Meeting") of Frozen Food Express Industries, Inc. (the "Company"), a Texas
corporation, will be held on Wednesday, May 8, 2002, at 3:30 p.m., Dallas,
Texas time, at the offices of Strasburger & Price, LLP, 901 Main Street, 43rd
Floor, Dallas, Texas 75201 for the following purposes:

     1. To elect two Class I directors for a three-year term, and until their respective successors are elected and qualified;

     2. Considering and voting upon the approval of the Frozen Food Express Industries, Inc. 2002 Incentive and Nonstatutory Option Plan; and

     3. Transacting such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

	You are encouraged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the accompanying proxy at your earliest convenience. A reply envelope is provided for this purpose, which needs no postage if mailed in the United
States. Your immediate attention is requested in order to save your Company additional solicitation expense.

	Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

	Only shareholders of record at the close of business on March 14, 2002 are entitled to notice of and to vote at such meeting or any adjournment thereof.



                                        By Order of the Board of Directors



                                        /s/ Leonard W. Bartholomew
Dallas, Texas                           LEONARD W. BARTHOLOMEW
April 12, 2002                          Secretary



















                  FROZEN FOOD EXPRESS INDUSTRIES, INC.
                      1145 Empire Central Place
                          P. O. Box 655888
                      Dallas, Texas  75265-5888
                      Telephone:  (214) 630-8090

                PROXY STATEMENT FOR ANNUAL MEETING OF
                 SHAREHOLDERS TO BE HELD MAY 8, 2002

SOLICITATION OF PROXIES
-----------------------
	The accompanying proxy is solicited by the management of Frozen Food Express Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at offices of Strasburger & Price, LLP, 901 Main Street, 43rd Floor, Dallas, Texas, on the 8th day of May, 2002 (the "Annual Meeting"), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy are being mailed or delivered to shareholders on or about April 12, 2002. Solicitations of proxies may be made by personal interview, mail, telephone, facsimile, electronic mail or telegram by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's $1.50 par value Common Stock (the "Common Stock") held of record by such persons and may reimburse such forwarding expenses. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by the Company.

ANNUAL REPORT
-------------
	The Company's Annual Report to Shareholders, covering the fiscal year ended
December 31, 2001, including audited financial statements, is also being mailed to the shareholders entitled to notice of and vote at the Annual Meeting in the envelope containing this Proxy Statement.  The Annual Report does not form any part of the material for solicitation of proxies.

SIGNATURES OF PROXIES IN CERTAIN CASES
--------------------------------------
	If a shareholder is a corporation, the accompanying proxy should be signed in its full corporate name by the President or another authorized officer, who should indicate his title. If a shareholder is a partnership, the proxy should be signed in the partnership name by an authorized person. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator. The executor or administrator should attach to the proxy appropriate instruments showing his or her qualification and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate such person's full title following his or her signature.

REVOCATION OF PROXY
-------------------
	All shares represented by a valid proxy will be voted. A proxy may be revoked at any time before it is voted by the giving of written notice to that effect to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.









QUORUM AND VOTING
-----------------
	The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining the presence of a quorum. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.
 	Each shareholder will be entitled to one vote, in person or by proxy, for each share of such stock owned of record at the close of business on March 14, 2002. A shareholder may, by checking the appropriate box on the proxy: (i) vote for both director nominees as a group; (ii) withhold authority to vote for both director nominees as a group; or (iii) vote for either director nominees as an individual. Cumulative voting for directors is not permitted.

OUTSTANDING CAPITAL STOCK; PRINCIPAL SHAREHOLDERS
-------------------------------------------------
	At the close of business on the 14th day of March, 2002, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding and entitled to be voted 16,624,936 shares of Common Stock. The following table sets forth certain information, as of March 14, 2002, with respect to each person known to the management of the Company to be a beneficial owner of more than five percent of the outstanding Common Stock.

                                          Amount and Nature of        Percent
Name and Address Of Beneficial Owner     Beneficial Ownership <1>    of Class
------------------------------------     ------------------------    --------

Frozen Food Express Industries, Inc
     401(k) Savings Plan                        4,320,099             25.99%
	The Charles Schwab Trust Company
	425 Market Street, 7th Floor
	San Francisco, CA  94105

Royce & Associates, Inc.                        1,482,292 <2>          8.92%
	1414 Avenue of the Americas
	New York, NY 10019

Sarah M. Daniel <3>                             1,449,560              8.72%
	612 Linda
     El Paso, TX 79922

Stoney M. Stubbs, Jr. <4>                       1,465,698 <5>          8.70%
	158 Jellico Circle
	Southlake, TX 76092

Dimensional Fund Advisors, Inc.                 1,326,586 <6>          7.98%
	1299 Ocean Avenue, 11th Floor
	Santa Monica, CA 90401

Lucile B. Fielder <3>                           1,326,102              7.98%
	104 South Commerce St.
	Lockhart, TX 78644
________________________________
<1>  Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to all shares owned by him or her, and all shares are directly held by the person named.
<2>  Information concerning the number of shares owned by Royce & Associates,
     Inc. is as of December 31, 2001 and was obtained from a Schedule 13G dated February 8, 2002.
<3>  Ms. Daniel has sole voting and dispositive power over 66,597 shares, of which 5,280 shares are held as custodian for her daughter, and joint voting and dispositive power with her husband over 59,631 shares, and shared voting and dispositive power with Ms. Fielder over 1,323,332 shares owned by Weller Investment, Ltd. Ms. Fielder has sole voting and dispositive power over 2,770 shares, of which 730 shares are held as custodian for her daughter, and shared voting and dispositive power with Ms. Daniel over 1,323,332 shares owned by Weller Investment Ltd.
<4>  Mr. Stubbs holds, and has held for the past twenty-two years, the offices of Chairman of the Board, President and Chief Executive Officer of the Company and FFE. Mr. Stubbs is the nephew of Edgar O. Weller, a director of the Company.
<5>  Includes 227,326 shares which Mr. Stubbs has the right to acquire pursuant to options exercisable within 60 days, 202,217 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 17,709 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, and 769,387 shares held in family partnerships controlled by Mr. Stubbs.
<6>  Information concerning the number of shares owned by Dimensional Fund
     Advisors, Inc. is as of December 31, 2001 and was obtained from a
     Schedule 13G dated January 30, 2002.

ACTION TO BE TAKEN UNDER THE PROXY
----------------------------------
	Properly executed and returned proxies will be voted, unless otherwise specified thereon, (i) FOR the election of the two nominees named in the following table as Class I directors of the Company, (ii) unless otherwise specified thereon, FOR the approval of the Frozen Food Express Industries, Inc. 2002 Incentive and Nonstatutory Stock Option Plan, and (iii) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof in accordance with the judgment of the proxies. The management of the Company does not know of any such other matter or business. If any nominee is unable or be unwilling to accept nomination, the persons acting under the proxy will vote for the election, in his stead, of such other person as the management of the Company may recommend. The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect in the election of directors.

NOMINEES FOR DIRECTORS
----------------------
	The Company's Board of Directors currently consists of eight members and is divided into three classes. Each year, the directors in one of the three classes are elected to serve a three-year term. At the 2002 Annual Meeting, two directors, comprising Class I, will be nominated for election to serve until the year 2005 Annual Meeting of Shareholders or until their successors are elected and qualified. Class II and Class III directors will not be elected this year.
	The amended By-Laws provide that the Board of Directors shall consist of nine directors including three Class I directors. Presently, there are eight directors. Management is attempting to identify qualified candidates to stand for election at the 2003 annual meeting. Accordingly, management has nominated two persons to be elected as Class I directors at this annual meeting.
	The table below presents information regarding the names, occupation, term as a director of the Company and beneficial ownership of the Company's common stock for both of the Class I director nominees for election at this meeting and the Class II and Class III directors presently serving on the Board of Directors. Each director has served continuously since the date he first became a director.







                        Principal                            Class,
                        Occupation                        Amount and
                        During Past   First      Term      Nature of    Percent
                        Five Years    Became a Expiration  Beneficial      of
Name and (Age)        & Directorships Director   Date     Ownership<1>  Class
--------------        --------------- -------    ----     ------------  -----
Nominees For Election
---------------------
Edgar O. Weller (84)    Vice Chairman  1969     2005       I  548,560<2>  3.30%
                        of the Board
                        of the Company

Leroy Hallman (86)      Attorney,      1975     2005       I   28,525<3>    *
                        Retired

Continuing Directors
--------------------
Brian R. Blackmarr (60) CEO,           1990     2003      II   33,125<4>    *
                        Fusion
                        Laboratories,
                        Inc. since
                        January 2001,
                        President,
                        eBus Link, Inc.
                        from August 1999
                        until January
                        2001, and
                        previously
                        President B.R.
                        Blackmarr &
                        Associates Inc.

W. Mike Baggett (55)    Chairman,      1999     2003      II    8,723<5>    *
                        President and
                        CEO Winstead
                        Sechrest &
                        Minick, P.C.


F. Dixon McElwee,       Senior Vice    1999     2003      II   37,980<7>    *
  Jr. (55)  <6>         President of
                        the Company
                        and FFE since
                        September 1998
                        and, prior
                        thereto,
                        Executive Vice
                        President and
                        Chief	Financial
                        Officer for
                        Cameron-Ashley
                        Building
                        Products

Stoney M. (Mit)         Chairman       1977     2004   III  1,465,698<8>  8.70%
  Stubbs, Jr. (65)      of the Board,
                        President and
                        Chief	Executive
                        Officer of
                        the Company

Charles G.              Executive      1982     2004   III    575,807<9>  3.43%
  Robertson (60) <6>    Vice President
                        of the Company

T. Michael              Chief          1992     2004   III     13,125<10>   *
  O'Connor (47)         Executive
                        Officer,
                        Ecosource, Inc.,
                        Managing
                        Partner T. J.
                        O'Connor
                        Cattle Co.
 __________________________________________                 ---------    -----
All directors and executive officers, as a group
    (8 people)                                              2,711,543<11>15.88%
                                                            =========    =====
* less than 1%
<1>  Except as otherwise noted, all shares are held directly, and the owner has sole voting and investment power.
<2>  Includes 3,750 shares issuable pursuant to options to options exercisable by Mr. Weller within 60 days.
<3>  Includes 7,500 shares issuable pursuant to options exercisable by Mr.
     Hallman within 60 days and 7,475 shares held by a trust of which Mr. Hallman is the Trustee.
<4>  Includes 13,125 shares issuable pursuant to options exercisable by Mr.
     Blackmarr within 60 days.
<5>  Includes 8,573 shares issuable pursuant to options exercisable by Mr.
     Baggett within 60 days.
<6>  Mr. Robertson is also Executive Vice President and a director of FFE.
     Mr. McElwee is also Senior Vice President and a director of FFE.
<7>  Includes 24,225 shares issuable pursuant to options exercisable by Mr.
     McElwee within 60 days, 5,059 shares allocated to Mr. McElwee's account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan and
     8,696 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan.
<8>  Includes 227,326 shares issuable pursuant to options exercisable by Mr.
     Stubbs within 60 days, 202,217 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 17,709 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, and 769,387 shares held in family partnerships controlled by Mr. Stubbs.
<9>  Includes 157,034 shares issuable pursuant to options exercisable by Mr.
     Robertson within 60 days, 133,184 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 15,738 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, and 192,236 shares held by a family partnership controlled by Mr. Robertson.
<10> Represents 13,125 shares issuable pursuant to options exercisable by Mr.
     O'Connor within 60 days.
<11> Includes 454,658 shares issuable pursuant to options exercisable within
     60 days, 340,460 shares allocated to the accounts of executive officers pursuant to the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 42,143 shares allocated to the accounts of executive officers pursuant to the FFE Transportation Services, Inc, 401(k) Wrap Plan and 961,623 shares held by family partnerships controlled by directors and executive officers, and 7,475 shares held by a trust of which a Director is Trustee.

	The Board of Directors held a total of five regularly scheduled and special meetings in 2001.  Each incumbent Director, with the exception of Mr. Hallman and Mr. O'Connor who attended 71% and 57%, respectively, attended at least 75%
of the total of all meetings of the Board of Directors held during the period for which he was a Director and all meetings of the committees during the periods he served on such committees.
	The Compensation Committee consists of Messrs. Blackmarr, Chairman, and
Baggett and did not meet during 2001. It is charged with recommending compensation arrangements for the directors and executive officers of the
Company and recommending compensation programs for FFE. Stock options are long-
term incentive compensation and accordingly must be approved by this committee prior to the grant of an option.
	Prior to April 3, 2002, the Audit Committee consists of Messrs. Hallman,
Chairman, Weller and O'Connor.  On April 3, 2002, the Board of Directors
elected W. Mike Baggett to replace Edgar O. Weller on the Audit Committee.
During 2001, the Committee held two meeting at which it reviewed with representatives of Arthur Andersen LLP the results of its 2000 annual audit, plans for the 2001 annual audit and other services provided by the Independent
Public Accountants.

DIRECTOR COMPENSATION
---------------------
	Directors who are not employees of the Company receive $1,000 for each meeting attended, $500 for each telephonic meeting attended and $500 for each committee meeting attended that is not on the same day as a Board meeting.
	The 1995 Non-Employee Director Stock Option Plan (the "Director Plan") is intended to advance the interests of the Company and its shareholders by attracting and retaining experienced and able independent Directors. Upon a non-employee director's initial appointment or election to the Board, he or she is granted an option to purchase 9,375 shares of Common Stock. Upon reelection such Directors are granted an option to purchase 1,875 shares of Common Stock. Each such director was granted an option to purchase 1,875 shares with an exercise price of $1.50 per share on April 26, 2001. Exercise prices are the greater of $1.50 or fifty percent (50%) of the fair market value of the Common Stock at the close of business on the day prior to the date of grant. The exercise price may be paid in cash, check or shares of the Company's Common Stock. No option may be granted pursuant to the Director Plan after March 3, 2005. Grants are subject to adjustments to reflect certain changes in capitalization.
	If a non-employee director has served for one or more years prior to the grant of an option, the option is immediately exercisable for one-seventh of the number of shares subject to the option for each full year such non-employee director has served. On each anniversary thereafter, one-seventh of the number of shares subject to the option become exercisable. Options expire if not exercised before the tenth anniversary of grant. Upon death options become fully exercisable and may be exercised by the beneficiary under the option holder's will or the executor of such option holder's estate at any time prior to the second anniversary of his or her death. If an option holder ceases to be a director for any other reason, the vested options may be exercised at any time prior to the second anniversary of the date he or she ceases to be a director. In no event, however, shall the period during which options may be exercised extend beyond the tenth anniversary of an option's grant. No shares from the options may be sold by a director until the expiration of six months after the date of grant.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON
---------------------------------------
     The following table compares the cumulative total shareholder return on the Company's Common Stock for the last five years to the S&P 500 Index and the Media General Industry Group Index #774 - Trucking Companies, consisting of the Company and 31 other trucking companies (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Media General Index on December 31, 1997, and reinvestment of all dividends).

                                        1997   1998   1999   2000   2001
                                        ----   ----   ----   ----   ----
Frozen Food Express Industries, Inc.    $100   $ 88   $ 43   $ 22   $ 24
MG Industry Group Index                  100     94     90     95    118
S&P 500 Index                            100    127    151    136    118











EXECUTIVE COMPENSATION
----------------------
Summary Compensation Table:
	Set forth below is information with respect to the compensation paid by the
Company for services rendered during 2001, 2000, and 1999, to each executive officer (collectively, the "Executive Officers"):

                                               Long-Term Compensation
                                                      Awards
                                               ----------------------
                                                         Securities
                                                         Underlying
Name and                Annual                           Options/   All Other
Principal             Compensation Stock  Total   Awards   SARs #  Compensation
Position         Year   Salary     Bonus   <1>    $<2>      <3>         <4>
--------         ----    ------    -----  -----   ------   -----    ------------
Stoney M.
 Stubbs, Jr.     2001  $317,613      -  $317,613  $25,531     -      $19,736
   Chairman of   2000  $317,613      -  $317,613  $22,636  222,299   $20,265
   the Board     1999  $317,613      -  $317,613  $18,713    3,500   $20,819
   President
   and Chief
   Executive
   Officer
   of the
   Company and FFE

Charles G.
 Robertson       2001  $247,595      -  $247,595  $17,980     -      $10,618
   Executive     2000  $247,595      -  $247,595  $21,854  154,489   $11,310
   Vice          1999  $247,595      -  $247,595  $19,225    3,500   $12,018
   President
   and
   Executive
   Officer of
   the Company
   and FFE

F. Dixon
 McElwee, Jr.    2001  $184,263      -  $184,263  $13,478     -         -
   Senior Vice   2000  $209,043      -  $209,043  $11,921   24,225      -
   President     1999  $184,263      -  $184,263  $   188    3,500   $ 3,753
   of the
   Company and
   FFE


<1>  Personal benefits provided to each of the named individuals under various
     Company programs do not exceed the disclosure thresholds established under SEC rules and are not included in this total.
<2>  Includes restricted phantom stock units awarded pursuant to the FFE
     Transportation Services, Inc. 2000 Executive Bonus and Phantom Stock Plan (the "Executive Plan") or in accordance with the Company's Supplemental Executive Retirement Plan (the "SERP") or common stock issued to a trust for benefit of participants in the FFE Transportation Services, Inc. 401(k) Wrap Plan (the "Wrap Plan"). Phantom stock units generally will be adjusted to prevent dilution in the event of any cash and non-cash dividends, recapitalizations and similar transactions affecting the Common Stock. An officer may elect to cash out any number of the phantom stock units between December 1 and December 15 of any year. In that event an amount equal to product of the greater of (i) the Fair Market Value of a share of Common Stock as of the last business day of the calendar year in which such election is made and (ii) the average of the Fair Market Values of a share of Common Stock as of the last business day of each calendar month of the calendar year in which such election is made multiplied by the number of units that the officer elected to cash out shall be paid to the officer. In the event of certain mergers, the sale of all or substantially all of the Company's assets and certain similar transactions (a "Reorganization") within six months after the date an officer has been paid for units and as a result of such Reorganization the holders of Common Stock receive cash for each share so held in an amount in excess of the amount paid to such officer for such units, then such excess shall be paid to the officer.

     The following table sets forth the total number of phantom stock unit and common stock issued to a trust awarded under the Executive Plan, the SERP and the Wrap Plan for 2001, 2000 and 1999, to each executive officer of the
Company:
                                  2001        2000      1999
                                  ----        ----      ----
     Mr. Stubbs                  11,930      11,497     4,829
     Mr. Robertson                8,402      11,100     4,961
     Mr. McElwee                  5,282       6,055        48

     During 2000, a "grantor" trust was established in connection with the Wrap Plan to hold Company assets to satisfy obligations under the Plan. As of December 31, 2001, the total number of phantom stock units allocated to the accounts of Messrs. Stubbs, Robertson, and McElwee was 108,964; 73,965 and 11,337, respectively. The total value of such accounts, based upon the market price of a share of Common Stock on December 31, 2001 was $233,183; $158,284 and $24,261, respectively, for Messrs. Stubbs, Robertson, and McElwee.

<3>  Options to acquire shares of the Company's Common Stock.
<4>  Company contributions to the Frozen Food Express Industries, Inc. 401(k)
     Savings Plan (the "Savings Plan") and the value of benefits, as determined under a methodology required by the United States Securities and Exchange Commission ("SEC"), ascribed to life insurance policies whose premiums are paid by the Company for the benefit of the persons in the amounts indicated below:

                                                    Split Dollar
  Name                 Year       Savings Plan     Life Insurance
  ----                 ----       ------------     --------------
Mr. Stubbs             2001            -               $19,736
                       2000            -               $20,265
                       1999            -               $20,819

Mr. Robertson          2001            -               $10,618
                       2000            -               $11,310
                       1999            -               $12,018

Mr. McElwee            2001            -                  -
                       2000            -                  -
                       1999          $3,753               -


















Aggregated Option/SAR Exercises in Last Fiscal Year & Year-End Option/SAR Values
--------------------------------------------------------------------------------
	The following table provides information, with respect to each Executive Officer, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year ending December 31, 2001:

                                             Securities        Value of
                                             Underlying       Unexercised
                                             Unexercised      In-the-Money
                                             Options/SARs     Options/SARs
                                              at Fiscal        at Fiscal
                       Shares                  Yearend          Yearend
                      Acquired     Value   (#) Exercisable/ ($)Exercisable/
                    On Exercise  Realized   Unexercisable    Unexercisable
Name                    (#)         <1>            <2>            <3>
--------------      -----------  --------   --------------   -------------
Mr. Stubbs               -         $  -      227,326 / -         $ - /$ -
Mr. Robertson            -         $  -      157,034 / -         $ - /$ -
Mr. McElwee              -         $  -       24,225 / -         $ - /$ -

<1>  Calculated on the basis of the difference between the closing price for the Company's Common Stock on the date of exercise and the option exercise price multiplied by the number of shares of Common Stock underlying the option exercised.
<2>  On February 13, 2002, Messrs. Stubbs, Robertson and McElwee were granted an option to purchase 214,027, 147,164 and 22,500 shares of common stock, respectively. These options have been excluded from the above summary.
<3>  The closing price for the Company's Common Stock as reported by the
     Nasdaq Stock Market on December 31, 2001, was $2.14. Value is calculated on the basis of the difference between $2.14 and the option exercise price of an "in-the-money" option multiplied by the number of shares of Common Stock underlying the option.

Change in Control Agreements
----------------------------
	The Company has entered into Change in Control Agreements ("Agreements") with the Executive Officers, pursuant to which each Executive Officer is entitled to severance benefits in the event of a "change in control" of the Company during the term of his employment.
	Under the terms of the Agreements, if an Executive Officer (i) is terminated by the Company without cause during the six month period following a change in control ("Transition Period"), (ii) resigns for "good reason" (as defined in the Agreements) during the Transition Period, or (iii) resigns for any reason during the ten day period following a change in control or during the thirty day period following the Transition Period, then the Company is required to provide the Executive Officer with certain payments and benefits. Such payments and benefits include (a) payment of accrued and unpaid base salary, car allowance, plus accrued and unpaid bonus, if any, for the prior fiscal year plus a pro-rated bonus (as defined in the Agreements) for the year during which such Executive Officer's employment is terminated; (b) payment of a lump sum amount equal to the sum of 2.9 times the Executive Officer's annual pay (as defined in the Agreement); (c) payment of the unvested account balance under the Company's 401(k) Savings Plan and 401(k) Wrap Plan;
(d) continued participation, at the same premium rate charged when actively employed, in the Company's employee welfare plans, until the expiration of two years following the change in control or cash equivalent; (e) vesting of all stock options on change of control; and (f) "gross-up" payments, if applicable, in the amount necessary to satisfy any excise tax imposed on the Executive Officer by the Internal Revenue Code of 1986, as amended the ("Code").

REPORT OF THE AUDIT COMMITTEE
-----------------------------
	We the Audit Committee operate under a written charter adopted by the Board of Directors which is attached to and made a part of this Proxy
Statement as Appendix A.
	We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.
	We have discussed with Arthur Andersen LLP, the Company's independent public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.
	We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independent Standard No.
1, Independence Discussions with Audit Committees, as amended, by the Independent Standards Board, and have discussed with the independent public accountants their independence.
	Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.
	For the year 2001, the Company paid Arthur Andersen LLP $105,000 for audit services and $9,000 for non-audit and consulting services.

/s/ Leroy Hallman, Chairman of the Audit Committee
/s/ Edgar O. Weller, Member of the Audit Committee until April 3, 2002 /s/ T. Michael O'Connor, Member of the Audit Committee
/s/ W. Mike Baggett, Member of the Audit Committee since April 3, 2002

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------
	This report has been prepared by Messrs. Brian R. Blackmarr, Chairman, and W. Mike Baggett, serving as the Company's Compensation Committee during
2001. We are responsible for overseeing the development and administration of all compensation policies and programs for executive officers of the Company.
 	We seek to design compensation programs that align the interests of such officers with the Company's shareholders.  We have implemented compensation programs we believe will enhance the profitability of the Company, and reward such officers for efforts to achieve enhanced profitability. We believe the compensation programs allow the Company to attract, motivate, and retain the services of its executive officers.
	The executive compensation package is designed to retain senior management by providing total compensation comparable to the Company's competitors. To align the interests of the Company's executives with the interests of shareholders, a substantial portion of each executive's compensation is provided through annual and long-term incentive plans. Such plans place a substantial portion of the executives' compensation packages at risk and serve as an integral component of the Company's executive compensation philosophy. We believe the executives' attentions are better balanced between achieving short-
term business goals and increasing the long-term value of the Company with a
"pay-at-risk" policy. The programs reward executive officers for successful leadership when certain levels of Company performance are achieved. The
Company's executive officer compensation program also provides base salary, supplemental retirement benefits and other benefits, including medical and retirement plans generally available to all Company employees.
	We periodically retain the services of an outside consulting firm to review the Company's executive compensation practices. Such a review was completed in
April 1999, and recommendations for base salary, short-term bonus, and long-
term incentive were developed.  These reviews also cover retirement benefits for the Company's executive officers as measured against the competitive pay practices of a peer group of publicly-traded trucking companies.  The major components of executive compensation are detailed below.

Base Salary
-----------
     As part of the review performed by outside consultants, base salary levels of the executives are reviewed to ensure comparability with other publicly-traded trucking companies. Base salary levels of executive officers have been set below the market median of the amounts paid to such peer group executives in the past. We believe that many of the 45 companies included in the market index for the five-year shareholder return comparison differ from the Company in size and nature of services provided. Therefore, we directed our outside consultants to compare compensation practices with a peer group of ten publicly traded companies with operations most similar to the Company's.

Annual Incentive/Bonus Compensation
-----------------------------------
     The Company's shareholders reapproved the incentive compensation program in 1999. The program is designed to reward key employees for the Company's performance based on the achievement of performance goals established prior to the particular year. Components of annual incentive compensation include an Incentive Bonus Plan (the "Incentive Plan") covering all full-time FFE employees (including executive officers) and the FFE Transportation Services, Inc. 1999 Executive Bonus and Phantom Stock Plan (the "Executive Plan"), which covers only the key executive leadership. Both plans focus on operational efficiencies. An executive officer's total cash compensation rises above the peer group market median as the Company's performance rises above the median performance of the Company's peer group. For 2000 and 2001, reflecting Company performance, no cash bonuses were awarded.

Long-Term Incentive Compensation
--------------------------------
     The Company's long-term incentive compensation is comprised of stock options and phantom equity programs. These serve to align the interests of the executive officers and other key employees' with shareholder interests by linking executive pay with shareholder return. These programs also act as a counter-balance to the short-term goals and responsibilities of the Incentive Plan and Executive Plan.
     The 1992 Incentive and Nonstatutory Stock Option Plan, (the "1992 Plan") as approved by shareholders, provides the exercise price for incentive stock options may not be less than the fair market value of the Common Stock on the date of grant. We or the Board determines the exercise price of nonstatutory stock options under the 1992 Plan. The exercise price may not be less than 50% of the fair market value of a share of the Common Stock on the date of grant. Options granted under the 1992 Plan may not be outstanding for more than ten years. On February 13, 2002, Mr. Stubbs was granted an option to purchase 214,027 shares of common stock under the 1992 Plan. The 1992 Plan expires in April 2002. The Board of Directors has approved and proposed that the shareholders approve a 2002 Stock Option Plan. See "Proposal to Approve Adoption of the 2002 Incentive and Nonstatutory Stock Option Plan".

Supplemental Executive Retirement And 401(k) Wrap Plans
-------------------------------------------------------
     To provide supplemental retirement benefits to members of the key management, the Company maintains the SERP and Wrap Plans, respectively. The SERP provides benefits limited by the Code by awarding phantom stock units. The Wrap Plan supplements the Company's 401(k) Plan by allowing benefits supplemental to those limited by the Code.
Both the SERP and the Wrap Plan are unfunded deferred compensation arrangements not subject to the annual reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974. Awards under both the SERP and the Wrap Plan for fiscal year 2001 are disclosed in the Summary Compensation Table.

Compensation For The Chief Executive Officer
--------------------------------------------
     During 2001, Mr. Stubbs served as the Chairman of the Board, President, and Chief Executive Officer. For 2001, 2000 and 1999, Mr. Stubbs' base salary was $317,613. For 2001, Mr. Stubbs did not receive payments under the Company's Incentive Plan or Executive Plan. We evaluate Mr. Stubbs' performance by the same criteria established for all Company executives. We made an assessment of Mr. Stubbs' contributions to enhancing the Company's performance, his individual performance, and the compensation paid to chief executive officers of the Company's peer group to determine Mr. Stubbs' total compensation.




Deductibility Of Executive Compensation
---------------------------------------
     The Company has entered into Change in Control Agreements ("Agreements") with certain executive officers whereby such individuals will be entitled to receive payments if they are terminated without cause or resign with good reason within specified periods following the occurrence of certain events deemed to involve a change in control of the Company. See "Change in Control Agreements". Under Section 162(m) of the Code, the federal income tax deduction for certain types of compensation paid to the chief executive officer and up to four of the other most highly compensated executive officers of publicly-held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. In determining the amount of compensation paid to the chief executive officer or the four other most highly "performance-based compensation" under Section 162(m) of the Code is disregarded. Additionally, Section 280G of the Code disallows a deduction for certain compensation paid upon a change in control of the Company. We are aware of the limitations of Section 162(m) and 280G of the Code and believe that no compensation paid by the Company will exceed these limitations, except possibly a portion of the sums payable pursuant to the Agreements in the event of a change in control of the Company, if paid.

/s/ Brian R. Blackmarr, Chairman of the Compensation Committee
/s/ W. Mike Baggett, Member of the Compensation Committee
Members of the Compensation Committee

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS
------------------------------------------
	A subsidiary of the Company leases certain tractors from Mr. Stubbs, Mr. Robertson, and a family partnership controlled by Mr. Stubbs. Lease terms are for three years and lease payments were determined by reference to amounts the subsidiary pays to unaffiliated lessors for similar equipment leased under similar terms. Because the terms of these leases with related parties are more flexible than those governing tractors we lease from unaffiliated lessors, we pay the officers a modest premium over the rentals we pay to unaffiliated
lessors.   The subsidiary  also rents certain trailers from these officers, on a month-to-month basis, at rates that are generally less than market-rate monthly trailer rentals.
	The Company and the related-party lessors have agreed, should the month to month leases be terminated within twelve months following a change in control of the Company, then the Company is required to pay to the lessors a lump sum payment in cash equal to 24 times the most recent monthly rental.
	Rentals paid during 2001 by the subsidiary for tractors and trailers pursuant to the lease agreements were as follows: Mr. Stubbs and the family partnership - $1,289,000 and Mr. Robertson - $690,000. The subsidiary has an option to purchase the tractors at the end of the lease term for fair market value. During 2001, the Company purchased (for market value) tractors valued at $860,000 from Mr. Stubbs and the family partnership and $344,000 from Mr. Robertson. The Company subsequently sold these tractors to unrelated third parties and did not incur a gain or loss on such transactions. The aggregate future minimum lease payments to Mr. Stubbs and the family partnership and Mr. Robertson under the tractor leases are approximately $712,000 and $411,000, respectively, in 2002, and $307,000 and $147,000, respectively, in 2003.













EQUITY COMPENSATION PLAN INFORMATION
------------------------------------
	The following table provides information concerning all equity compensation plans of the Company, specifically, the number of shares of common stock subject to outstanding options, warrants and rights and the exercise price thereof, as well as the number of shares of common stock available for issuance under all of the Company's equity compensation plans.

                                                                  Number of
                                                                  securities
                                                                  remaining
                                                                  available
                                                                  for future
                                                                issuance under
                           Number of        Weighted-average        equity
                         securities to         exercise          compensation
                         be issued upon        price of             plans
                          exercise of         outstanding        (excluding
                          outstanding           options,         securities
                       options, warrants        warrants        reflected in
Plan Category             and rights           and rights        column (a))
-------------             ----------           ----------        -----------
Equity compensation
  plans approved
  by security holders      1,120,595             $3.70            1,052,400

Equity compensation
  plans not approved
  by security holders      1,295,500             $8.87            1,695,500
                           ---------                              ---------
Total                      2,416,095             $6.47            2,747,900
                           =========                              =========


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------
	The Compensation Committee consists of Messrs. Blackmarr and Baggett and is charged with recommending compensation arrangements for the directors and executive officers of the Company and recommending compensation programs for the Company.  No payments other than director fees were made to Compensation
Committee members during 2001, and neither had any relationships requiring disclosure according to applicable rules and regulations of the Securities and
Exchange Commission.

PROPOSAL TO APPROVE ADOPTION OF THE 2002 INCENTIVE AND NONSTATUTORY OPTION PLAN
-------------------------------------------------------------------------------
GENERAL
	The Board of Directors of the Company has approved, and proposed that the shareholders approve at the Annual Meeting, the adoption of the Frozen Food Express Industries, Inc. 2002 Incentive and Nonstatutory Option Plan (the "2002 Plan"). An aggregate of 850,000 shares of Common Stock has been reserved for issuance upon the exercise of options granted under the Plan. The market value of the Common Stock as of March 25, 2002 was $2.41 per share.
     The objective of the 2002 Plan is to provide an incentive for key employees, including officers and directors who may be employees, and certain non-employees of the Company or its subsidiaries to remain in the service of the Company by providing them with opportunities to acquire an economic interest in the future success and prosperity of the Company and its subsidiaries. The 2002 Plan is intended to replace the Company's current stock option plan, the Frozen Food Express Industries, Inc. 1992 Incentive
Stock Option Plan (the "1992 Plan"), which expires by its terms in April of 2002. Upon the expiration of the 1992 Plan, the Company's ability to grant options to its key employees, consultants and advisors will no longer be available unless the 2002 Plan is adopted.
     The 2002 Plan provides for the granting of incentive stock options, for which option holders may receive favorable tax treatment under the Code, and nonstatutory options, for which option holders do not receive special tax treatment. For further information regarding the tax treatment of options granted under the 2002 Plan, see "Tax Treatment" below.
     The Company is seeking the shareholders' approval for the 2002 Plan. Shareholder approval is required under the requirements of the NASDAQ Stock Exchange which are applicable to the Company and is also required to receive favorable tax treatment for incentive stock options granted under the 2002
Plan, and to qualify the stock options for the performance-based compensation exception of Section 162(m) of the Code.
     Options granted under the 2002 Plan will be evidenced by a written option agreement, the terms and provisions of which will be determined by the Committee (as hereinafter defined) or by the Board of Directors at the time an option is granted. The exercise price for incentive stock options granted under the Plan and for non-statutory options intended to qualify for the performance-based compensation exception of Section 162(m) of the Code will not be less than 100% of the fair market value of a share of the Company's Common Stock at the time of the grant. The exercise price for nonstatutory stock options granted under the Plan and not intended to qualify for the performance-based compensation exemption of Section 162(m) of the Code will be determined by the Committee or Board of Directors at the time of the grant, but will not be less than the greater of the par value of the Common Stock ($1.50 per share) or 50% of the fair market value of a share of the Company's Common Stock at the time of the grant. The term of the options granted under the 2002 Plan will be determined by the Committee or the Board of Directors, but may not exceed ten years. In the case of incentive stock options granted to a 5% or more shareholder of the Company, such options may not have an exercise price of less than 110% of the fair market value of a share of the Company's Common Stock at the time of grant and may not have a term of more than five years. In addition, in order to comply with the performance-based compensation exception of Section 162(m) of the Code, the Plan provides that options with respect to no more than 100,000 shares may be granted to any individual option holder in any fiscal year of the Company.
     Except as may be included in a particular option agreement and then only to the extent permitted by applicable law, options granted under the 2002 Plan shall be exercisable during the option holder's lifetime only by that holder or such holder's legal guardian or legal representative. Except as provided in an option agreement, and then only to the extent permitted by applicable law, options granted under the 2002 Plan will not be transferable other than by will or the laws of descent and distribution, except that nonstatutory options may be transferable, in the discretion of the Committee, by gift or sale to certain family members or trusts or other entities for the benefit of family members of the option holder. Options will automatically terminate upon the severance of the option holder's relationship with the Company or its Subsidiaries; provided that the portion of the option that is exercisable at the time of such severance may be exercised for a period the lesser of the remainder of the term of the option or (a) in the case of an employee, (i) for a period of 90 days after (A) the severance of the employment relationship or (B) the employee's retirement, or (ii) for a period of one year after the death of such employee during the employment relationship or within 90 days of such employee's retirement; or (b) in the case of a non-employee, (i) for a period of 90 days after the severance of the relationship between such non-employee and the Company, or (ii) for a period of one year after the death of such non-employee.
     The option price may be paid in cash or, at the discretion of the Committee or the Board of Directors, or if the related option agreement so provides, partially or entirely in issued and outstanding Common Stock of the Company owned by the option holder, which shall be valued at the fair market value of such Common Stock on the date the option is exercised. In addition, any resulting withholding tax may be paid with such Common Stock acquired pursuant to the exercise of the options.
ADMINISTRATION
     The 2002 Plan will be administered by the Board of Directors or by a committee (the "Committee") consisting of two or more directors who are non-employee directors of the Company within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and who meet the requirements for being "outside directors" within the meaning of the performance-based compensation exception of Section 162(m) of the Code. The members of the Committee are appointed by and serve at the pleasure of the Board of Directors. The Committee has full authority, subject to the provisions of the 2002 Plan, to determine the individuals to whom options are to be granted, the number of shares of Common Stock represented by each option, the time or times at which options shall be granted and exercisable, and the exercise price of the options.
TERMINATION
     If approved by the shareholders, the 2002 Plan will expire by its terms in April, 2012. The Board of Directors has the right to revise, amend, or terminate the 2002 Plan; provided, however, that shareholder approval is necessary to the extent required by law, regulation or rule, including those relating to incentive stock options and to securities exchanges or associations.
ACCOUNTING TREATMENT
	Because the 2002 Plan permits the exercise price of nonstatutory options granted under the Plan to be less than the fair market value of the Company's Common Stock on the date of grant, charges to earnings will be made at the time of the grant of any options to the extent, if any, that the fair market value of the Common Stock on the date of grant exceeds the exercise price. The
Company applies APB Opinion 25 and related interpretations to account for its stock options. Accordingly for options that are granted to employees with an exercise price equal to or greater than the fair market value of the Common
Stock on the date of such grant, and which are not subsequently amended in certain respects constituting a substantial change or, in substance, a reissuance, no compensation expense will be recorded by the Company upon the grant or exercise of such option.
TAX TREATMENT
	Under current Federal tax law, upon the grant of a nonstatutory stock option, no taxable income will be realized by a participant in the 2002 Plan and the Company will not be entitled to any tax deduction. Upon exercise of a nonstatutory stock option, a participant will realize ordinary taxable income on the date of exercise. Such taxable income will equal the difference between the option price and the fair market value of the Common Stock on the date of exercise (the "Spread at Exercise"). The Company will be entitled to a corresponding tax deduction.
	Upon the grant of an incentive stock option, no taxable income will be realized by a participant and the Company will not be entitled to any tax deduction. If a participant exercises the option, without having ceased to be an employee of the Company or any of its subsidiaries at any time during the period from the grant of the option until three months before its exercise, then generally, no such taxable income or deduction will result at the time of the exercise of such option. If no "disqualifying disposition" of the stock transferred to a participant upon exercise of the option is made by the option holder (i.e., no disposition occurs within the period that ends on the later to occur of one year after such stock is so transferred and two years after the grant of the option), any profit (or loss) realized by a participant from a sale or exchange of such stock will be treated under the Code as long-term capital gain (or loss), and no tax deduction will be allowable to the Company with respect thereto. When a participant exercises an incentive stock option, he or she will realize an item of tax preference for purposes of the alternative minimum tax provisions of the Code equal to the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price. If a disqualifying disposition of such stock is made by an option holder, the disposition will result in ordinary income at the time of the disposition in an amount equal to the lesser of (1) the gain on the sale or (2) the Spread at Exercise. If the gain exceeds the Spread at Exercise, the excess is a short-term or long-term capital gain depending upon how long the shares are held prior to the sale. If the stock is sold for less than the exercise price, failure to meet the holding period requirement generally will result in a short-term or long-term capital loss, depending upon how long the shares have been held before the sale, equal to the difference between the exercise price and the sale price.

INDEPENDENT PUBLIC ACCOUNTANTS
------------------------------
	Arthur Andersen LLP served as independent public accountants for 2001. Representatives of Arthur Andersen LLP may be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Company intends to select its independent public accountants for 2002 after receiving the recommendation of the Audit Committee expected at the Audit Committee's May 2002 meeting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
--------------------------------------------------------------------
	Rules promulgated under Section 16(a) of the Securities Exchange Act of 1934, as amended, require the Company's executive officers and directors and person who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaqr. Such persons are required by SEC regulations to furnish the Company with copies of such forms they file. The Company believes that, during 2001, all section 16(a) filing requirements applicable to such persons were complied with except that the annual reports on beneficial ownership on Form 5 which were due February 14, 2001 were not filed until February 15, 2001.

SHAREHOLDER PROPOSALS AT 2003 ANNUAL MEETING
--------------------------------------------
	Shareholders intending to present proposals at the 2003 Annual Meeting and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14A-8 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), to the Secretary of the Company on or before November 30, 2002. For proposals that shareholders intend to present at the 2002 Annual Meeting of Shareholders outside the processes of Rule 14A-8 of the Exchange
Act, unless the shareholder notifies the Secretary of the Company of such intent by February 10, 2003, any proxy solicited by the Company for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the Annual Meeting.
                                        By Order of the Board of Directors



Dallas, TX                              /s/  LEONARD W. BARTHOLOMEW
April 12, 2002                               Secretary


A copy of the Company's Annual Report on Form 10-K for 2001, may be obtained without charge upon written request to the Secretary of the Company, P.O. Box 655888, Dallas, Texas 75265-5888.
























                                 EXHIBIT A
                                 ---------
                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
             Charter of the Audit Committee of the Board of Directors


I.	Audit Committee Purpose

	The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     2. Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     3. Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     4.   Report to the Board of Directors.

     5. Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices at all levels.

     6.   Review areas of potential significant financial risk to the Company.

     7. Monitor compliance with legal and regulatory requirements including but not limited to SEC, FASB and Nasdaq? rules and pronouncements.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the Nasdaq? Stock Market, Inc. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet in person, by telephone or by videoconference, at least 2 times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.


III. Audit Committee Responsibilities and Duties

	Review Procedures

	1.	Review and reassess the adequacy of this Charter at least annually.
     Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

	2.	Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

	3.	In consultation with the management, the independent auditors, and the internal auditors, evaluate the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses, including the status of previous recommendations.

	4.	Review with financial management and the independent auditors the company's quarterly financial results. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

	Independent Auditors

	5.	The independent auditors are ultimately accountable to the Audit
     Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

	6.	Approve the fees and other significant compensation to be paid to the independent auditors.  Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

	7.	On an annual basis, the Committee will review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

	8.	Review the independent auditors' engagement letter and audit plan -
     discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

	9.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.  Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     SAS No. 61 requires that auditors discuss certain matters with audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

          A. The auditor's responsibility under Generally Accepted Auditing Standards (GAAS);
          B. Significant accounting policies;
          C. Management judgments and accounting estimates;
          D. Significant audit adjustments;
          E. Other information in documents containing audited financial statements;
          F. Disagreements with management - including accounting principles, scope of audit, disclosures;
          G. Consultation with other accountants by management;
          H. Major issues discussed with management; and
          I. Difficulties encountered in performing the audit.

	10.	Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, including:

          A. Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements.
          B. Discuss with the independent auditors the financial disclosure practices used or proposed by the Company.
          C. Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are unusual practices.

Internal Audit Department and Legal Compliance
----------------------------------------------
	11.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.  The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of
     Directors through the Committee.  Changes in the senior internal audit executive shall be subject to committee approval.

	12.	Review the appointment, performance, and replacement of the senior audit executive.

	13.	Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

	14.	On at least an annual basis, review with management and, if
     appropriate, the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities
--------------------------------------
	16.	Annually prepare a report to shareholders as required by the
     Securities and Exchange Commission (SEC). The report should be included in the Company's annual proxy statement.

     The SEC requires that the Audit Committee issue a report to shareholders stating whether they have:

     A. Reviewed and discussed the audited financial statements with management;
     B. Discussed with Independent auditors the matters required to be discussed by SAS 61; and
     C. Received certain disclosures from the auditors regarding their independence as required by the ISB and then include a statement if based on this review if the audit committee recommended to the board to include the audited financial statements in the annual report filed with the SEC.

	17.	Perform any other activities consistent with this Charter, the
     Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

	18.	Maintain minutes of meetings and periodically report to the Board of
     Directors on significant results of the foregoing activities.

	19.	Have committee meeting agendas prepared by the Committee Chair with input from committee members.  It is expected that the Chair would also ask for management and key committee advisors, and perhaps others, to participate in this process.

	20.	Report at least semi-annually, or as deemed necessary, to the full board. In addition, summarized minutes from Committee meetings shall be distributed to each board member prior to the subsequent Board of Directors meeting.

	21.	Review financial and accounting personnel succession planning within the company.

	22.	Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interests.

III.	Ratification

	This Charter was originally ratified by the Board of Directors on May 10, 2000 and re-ratified by the Board of Directors on August 8, 2001.